Exhibit 10.1

COMPENSATION PLAN AGREEMENT

This COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of January 27, 2017 is between Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (“Salon”) (which will be the surviving entity following the merger in which Ulta Merger Sub, Inc., a Delaware corporation (“Merger Sub”), will be merged with and into Salon), and Ulta Beauty, Inc., a Delaware corporation (“Ulta Beauty”). All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of January 27, 2017 (the “Merger Agreement”), by and among Salon, Ulta Beauty and Merger Sub.

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Salon, with Salon continuing as the surviving entity in such merger and each outstanding share of common stock of Salon (“Salon Stock”) will be converted into one share of common stock of Ulta Beauty (“Ulta Beauty Stock”) with the same rights and privileges relative to Ulta Beauty that such share had relative to Salon prior to the merger (the “Reorganization”);

WHEREAS, in connection with the Reorganization, (1) Salon will transfer (including sponsorship of) to Ulta Beauty, and Ulta Beauty will assume (including sponsorship of), Salon’s equity compensation plans listed in Exhibit A and any subplans, appendices or addendums thereto (the “Salon Equity Compensation Plans”) and all obligations of Salon pursuant to each stock option to purchase a share of Salon Stock (a “Salon Option”) and each right to acquire or vest in a share of Salon Stock, including, without limitation, restricted stock units and performance based vesting share unit awards (a “Salon Unit” and each of a Salon Option and a Salon Unit, a “Salon Equity Award”) that is outstanding immediately prior to the Effective Time and (a) issued under the Salon Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “Salon Equity Award Grant Agreement” and such grant agreements together with the Salon Equity Compensation Plans, the “Salon Equity Compensation Plans and Agreements”) or (b) granted by Salon outside of the Salon Equity Compensation Plans and Agreements pursuant to Nasdaq Listing Rule 5635(c), all upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement, and (2) each such Salon Equity Award will be converted into (a) with respect to each Salon Unit, a right to acquire or vest in a share of Ulta Beauty Stock or (b) with respect to a Salon Option, an option to purchase a share of Ulta Beauty Stock at an exercise price per share equal to the exercise price per share of Salon Stock subject to such Salon Option immediately prior to the Effective Time;

WHEREAS, the Board of Directors of Salon has determined that it is in the best interests of Salon for Salon to enter into this Agreement;

WHEREAS, the Board of Directors of Ulta Beauty has determined that it is in the best interests of Ulta Beauty and its shareholders for Ulta Beauty to enter into this Agreement;

WHEREAS, the Board of Directors of Salon and the Board of Directors of Ulta Beauty have determined that the Reorganization does not constitute a “Change in Control” under the Salon Equity Compensation Plans and Agreements or the Salon Equity Awards, as such term is defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Salon and Ulta Beauty hereby agree as follows:

I.

EQUITY PLANS AND AWARDS

1. Subject to and as of the Effective Time, Ulta Beauty will assume and will perform, from and after the Effective Time, all of the obligations of Salon pursuant to the Salon Equity Compensation Plans and Agreements.

2. Subject to and as of the Effective Time, (a) Ulta Beauty will assume each Salon Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time (i) issued under the Salon Equity Compensation Plans and Agreements or (ii) granted by Salon outside of the Salon Equity Compensation Plans and Agreements pursuant to Nasdaq Listing Rule 5635(c) and (b) each such Salon Equity Award shall be converted into (i) with respect to each Salon Unit, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Salon Equity Compensation Plan and/or Salon Equity Award Grant Agreement (as modified herein), a share of Ulta Beauty Stock with the same rights and privileges applicable to the share of Salon Stock subject to such Salon Unit immediately prior to the Effective Time and (ii) with respect to a Salon Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable Salon Equity Compensation Plan and/or Salon Equity Award Grant Agreement (as modified herein), a share of Ulta Beauty Stock with the same rights and privileges applicable to the share of Salon Stock subject to such Salon Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Salon Stock subject to such Salon Option immediately prior to the Effective Time. All Salon Options shall be adjusted and converted in accordance with the requirements of Section 424 of the United States Internal Revenue Code of 1986, as amended, and regulations thereunder.

3. At the Effective Time, the Salon Equity Awards, the Salon Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of Salon Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Salon in such awards, documents and provisions shall be read to refer to Ulta Beauty and references to Salon Stock in such awards, documents and provisions shall be read to refer to Ulta Beauty Stock. Ulta Beauty and Salon agree to (i) prepare and execute all amendments to the Salon Equity Compensation Plans and Agreements, Salon Equity Awards and other documents necessary to effectuate Ulta Beauty’s assumption of the Salon Equity Compensation Plans and Agreements and outstanding Salon Equity Awards, (ii) provide notice of the assumption to holders of such Salon Equity Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4. On or prior to the Effective Time, Ulta Beauty shall reserve sufficient shares of Ulta Beauty Stock to provide for the issuance of Ulta Beauty Stock to satisfy Ulta Beauty’s obligations under this Agreement with respect to the Salon Equity Compensation Plans and Agreements and Salon Equity Awards.

5. Salon and Ulta Beauty agree that the Reorganization does not constitute a “Change in Control” or “Sale of the Company” under the Salon Equity Compensation Plans and Agreements or the Salon Equity Awards, as such term is defined therein.

II.

MISCELLANEOUS

1. Each of Salon and Ulta Beauty will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:	/s/ Scott Settersten
Scott Settersten Chief Financial Officer, Treasurer and Assistant Secretary

ULTA BEAUTY, INC.

By:	/s/ Scott Settersten
Scott Settersten Chief Financial Officer, Treasurer and Assistant Secretary

Exhibit A

Equity Plans

•	Ulta Salon, Cosmetics & Fragrance, Inc. Second Amended and Restated Restricted Stock Option Plan, as further amended

•	Ulta Salon, Cosmetics & Fragrance, Inc. 2002 Equity Incentive Plan

•	Ulta Salon, Cosmetics & Fragrance, Inc. 2007 Incentive Award Plan

•	Amended and Restated Ulta Salon, Cosmetics & Fragrance, Inc. 2011 Incentive Award Plan